Exhibit 23(g)2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-212328) and Form S-8 (Nos. 333-26963 and 333-154965) of Southern Company Gas (formerly AGL Resources Inc.) of our report dated February 11, 2016, relating to the financial statements and the financial statement schedule of Southern Company Gas, which appears in this Annual Report on Form 10-K of Southern Company Gas.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
February 21, 2017